Exhibit 24.1

EXXON MOBIL CORPORATION

POWER OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints Robert N. Schleckser, Randall M. Ebner and Beverley A. Babcock, and each of them, with full power to act without the other, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and re-substitution, for him or her and in his or her own name, place and stead, in any and all capacities to sign one or more Registration Statements on Form S-8 or Form S-3 relating to the issuance of the registrant’s common stock in connection with employee benefit plans or arrangements of XTO Energy Inc., including, without limitation, the XTO Energy Inc. 2004 Stock Incentive Plan (as subsequently amended and restated) and the XTO Energy Inc. Employees’ 401(k) plan, and any and all amendments (including post-effective amendments and other amendments thereto) to such Registration Statements and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing as he or she could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof. This Power of Attorney shall not revoke any powers of attorney previously executed by the undersigned. This Power of Attorney shall not be revoked by any subsequent power of attorney that the undersigned may execute, unless such subsequent power of attorney specifically provides that it revokes this Power of Attorney by referring to the date of the undersigned’s execution of this Power of Attorney. For the avoidance of doubt, whenever two or more powers of attorney granting the powers specified herein are valid, the agents appointed on each shall act separately unless otherwise specified.

Each of the undersigned has executed this Power of Attorney in the location and on the date indicated opposite his or her name.

Signature	Title	City, State	Date

/s/ Rex W. Tillerson	Chairman of the Board	Irving, Texas	February 22, 2010
Rex W. Tillerson

/s/ Michael J. Boskin	Director	Portola Valley, California	February 22, 2010
Michael J. Boskin

/s/ Larry R. Faulkner	Director	Irving, Texas	February 22, 2010
Larry R. Faulkner

/s/ Kenneth C. Frazier	Director	Irving, Texas	February 22, 2010
Kenneth C. Frazier

/s/ William W. George	Director	Irving, Texas	February 22, 2010
William W. George

/s/ Reatha Clark King	Director	Irving, Texas	February 22, 2010
Reatha Clark King

/s/ Marilyn Carlson Nelson	Director	Irving, Texas	February 22, 2010
Marilyn Carlson Nelson

/s/ Samuel J. Palmisano	Director	Irving, Texas	February 22, 2010
Samuel J. Palmisano

/s/ Steven S Reinemund	Director	Irving, Texas	February 22, 2010
Steven S Reinemund

/s/ Edward E. Whitacre, Jr.	Director	Detroit, Michigan	February 22, 2010
Edward E. Whitacre, Jr.
/s/ Donald D. Humphreys	Treasurer (Principal Financial Officer)	Irving, Texas	February 22, 2010
Donald D. Humphreys
/s/ Patrick T. Mulva	Controller (Principal Accounting Officer)	Irving, Texas	February 22, 2010
Patrick T. Mulva